CONFIRMING STATEMENT

This Statement confirms that the undersigned,

Dick L. Rottman, has authorized and designated LaRae Mortensen, Judi

Lindsay, Judy Moneypenny and Krystyn Gilbert each with full power to act alone, to execute and file on the undersigned's behalf all Forms 3, 4, and
5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Valley Bancorp.
The authority of LaRae Mortensen, Judi Lindsay, Judy
Moneypenny and Krystyn
Gilbert under this Statement shall continue until the the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his/her ownership of or transactions in securites of Valley
Bancorp, unless earlier revoked
in writing. The undersigned acknowledges that LaRae Mortensen, Judi
Lindsay, Judy Moneypenny and Krystyn Gilbert are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities
Exchange Act of 1934.



Date:
06/15/2005				  Signature:  Dick L.
Rottman